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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                        DATE OF REPORT --AUGUST 23, 1994
                       (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of Registrant as specified in its charter)

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
              DELAWARE                               1-8147                              51-0219413
      (State of incorporation)              (Commission file number)                   (IRS employer
                                                                                   identification number)
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                     ONE MEDIQ PLAZA, PENNSAUKEN, NJ 08110
               (Address of principal executive offices, zip code)

                            AREA CODE (609) 665-9300
                               (Telephone number)
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ITEM 5. OTHER EVENTS.

     The Registrant announced on August 23, 1994 that it had entered into an agreement to acquire certain of the assets of KCI Medical Services, the medical equipment rental division of Kinetic Concepts, Inc. ('KCI'), for a purchase price of approximately $65 million in cash and approximately $19 million principal amount of notes payable to KCI. Completion of the acquisition is expected in September 1994 and is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

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(c)        Exhibits
99         Press Release, dated August 23, 1994.                                                                         3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIQ Incorporated____________________
                                          (Registrant)

                                          /S/__MICHAEL F. SANDLER_______________
                                          Michael F. Sandler
                                          Senior Vice President -- Finance
                                            & Chief Financial Officer

Date: August 31, 1994

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